Exhibit 99.2

Overview and Frequently Asked Questions

Oracle Buys NetSuite

On July 28, 2016, Oracle announced that it has entered into a definitive agreement to acquire NetSuite, the very first cloud company.  The proposed transaction is expected to close in 2016. Until the transaction closes, Oracle and NetSuite will continue to operate independently.

In 1998, NetSuite pioneered the cloud computing revolution, establishing the world’s first company dedicated to delivering business applications over the Internet. Today, NetSuite provides a suite of cloud-based financials / Enterprise Resource Planning (ERP) and omnichannel commerce software that runs the business of more than 30,000 companies, organizations, and subsidiaries in more than 100 countries.

For more information, please visit www.netsuite.com/oracle.

Overview and Strategy

What is the rationale for this acquisition?

NetSuite’s customers have been early adopters of the cloud and represent potential current and future buyers of Oracle’s entire portfolio of technologies. Oracle intends to utilize its broad footprint of complementary and leading cloud SaaS, PaaS, IaaS and DaaS capabilities to help NetSuite’s customers grow their businesses faster and more profitably.

What products and services does NetSuite offer?

NetSuite offers a suite of cloud applications including core financials/ERP, financial management, ecommerce and retail management, commerce marketing automation and professional series automation (PSA), that enables companies to manage many of their core business operations.

Do Oracle cloud applications and NetSuite complement each other?

Oracle and NetSuite cloud applications are complementary and will coexist in the marketplace forever. Oracle intends to invest heavily in both products — engineering and distribution.

How Will NetSuite’s Customers Benefit from Being Part of the Oracle Family?

Gaining access to Oracle’s tremendous resources and deep technology stack makes this combination a winner for NetSuite’s customers, employees and partners. We expect NetSuite to utilize Oracle’s global scale and reach to accelerate the availability of its cloud solutions in more industries and more countries.

How will the proposed acquisition impact the NetSuite product roadmap?

Oracle is committed to protecting and enhancing customer investments in NetSuite solutions. After the close of the transaction, Oracle plans to accelerate the pace of innovation in NetSuite functionality and capabilities.

Business Continuity

Can I still purchase NetSuite products and services?

Yes. NetSuite products and services continue to be available. It is business as usual. Please contact your existing NetSuite sales representative to assist you, or visit www.netsuite.com for contact information.

Should NetSuite customers continue to call NetSuite customer support?

Yes. NetSuite customers should continue to use existing NetSuite contacts for support, professional services and sales to address immediate and ongoing needs. We will communicate all changes and transitions occurring after the close of the transaction well in advance through these familiar channels.

Will Oracle continue to support NetSuite’s partners?

Yes. Oracle values the extensive NetSuite partner community. Partners should continue to use existing NetSuite contacts to address immediate and ongoing needs. If contact information changes, we will communicate these changes through normal channels. Oracle partners may also use their existing Oracle channels for support to answer any questions.

Will training on NetSuite products and services continue?

Yes. We want to ensure NetSuite products and services provide the best possible value for their customers, and we know excellent training is critical to reach that goal.

Where can I find out more information about the proposed Oracle and NetSuite combination?

For more information, please visit www.netsuite.com/oracle.

Cautionary Statement Regarding Forward-Looking Statements

Any statements made in this communication that are not statements of historical fact, including statements about the expected timetable for completing the transaction and the potential effects of the acquisition on both Oracle and NetSuite, are forward-looking statements that are based on management’s beliefs, certain assumptions and current expectations and should be evaluated as such. These statements may be identified by their use of forward-looking terminology such as the words “expects,” “projects,” “anticipates,” “intends” and other similar words. Forward-looking statements include statements that may relate to Oracle’s or NetSuite’s plans, objectives, strategies, goals, future events, future revenues or performance, and other information that is not historical information. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, general economic, business and market conditions and the satisfaction of the conditions to closing of the proposed transaction. For a more complete discussion of certain of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements with respect to NetSuite, see the discussion of risks and uncertainties in NetSuite’s annual report on Form 10-K for the fiscal year ended December 31, 2015, other reports NetSuite files under the Securities and Exchange Commission (the “SEC”), as well as the tender offer documents to be filed by Oracle and its acquisition subsidiary and by NetSuite. The forward-looking statements contained in this press release are made as of the date that the press release is issued, and NetSuite undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Additional Information about the Acquisition and Where to Find It

In connection with the proposed acquisition, Oracle will commence a tender offer for all of the outstanding shares of NetSuite. The tender offer has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of NetSuite, nor is it a substitute for the tender offer materials that Oracle and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time that the tender offer is commenced, Oracle and its acquisition subsidiary will file tender offer materials on Schedule TO with the SEC, and NetSuite will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY NETSUITE’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement will be made available to NetSuite’s stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of NetSuite by contacting NetSuite at IR@netsuite.com or by phone at 650.627.1000, or by visiting NetSuite’s website (www.netsuite.com). In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website (www.sec.gov) upon filing with the SEC. NETSUITE’S STOCKHOLDERS ARE ADVISED TO READ THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE TRANSACTION.